Exhibit 10.3

SECOND AMENDMENT
TO THE
M/I HOMES, INC. 401(k) PROFIT SHARING PLAN

(As Restated Effective as of January 1, 1997)

WHEREAS , M/I Homes, Inc. (the "Employer") sponsors the M/I Homes, Inc. 401(k) Profit Sharing Plan (the "Plan"); and

WHEREAS , the Plan provides that the Employer may amend the Plan;

WHEREAS , the Plan is amended to revise its eligibility provisions;

NOW THEREFORE, effective as of January 1, 2004, the Plan shall be amended by deleting Section 1.01 in its entirety, and replacing it with the following:

1. 01    Eligibility Requirements

Each Employee of the Employer will be eligible to participate in the Plan on the Entry Date coinciding with or first following the date on which he meets the following requirements:

(a)  For purposes of making Section 401(k) Contributions only:

(i)  For Employees classified by the Employer as full-time employees:

A full-time Employee shall be eligible to participate in the Plan on the Entry Date coinciding with or first following the date on which he completes 90 days of service with the Employer.

(ii)  For Employees classified by the Sponsor as part-time employees:

A part-time Employee shall be eligible to participate in the Plan on the Entry Date coinciding with or first following the date on which he completes a Year of Eligibility Service (as defined in Section 1.02) .

(b)  For Employer Contribution purposes only, each Employee of the Employer will be eligible to participate in the Plan on the Entry Date coinciding with or first following the date on which he is credited with a Year of Eligibility Service (as defined in Section 1.02) .
Notwithstanding the foregoing, an Employee who was a Participant in the Plan immediately prior to the Effective Date of this amended and restated Plan will remain a Participant on the Effective Date.

An individual who met the eligibility requirements specified above with the Employer or an Affiliate prior to becoming an Employee will be eligible to participate in the Plan on the Entry Date immediately following the date he became an Employee.

An individual who ceases to be classified by the Employer as an Employee but who remains actively employed by the Employer or an Affiliate will not be treated as being eligible to receive a distribution from the Plan pursuant to Section 9.01 until his separation from service from the Employer and all Affiliates.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized officer.

M/I HOMES, INC.

Date:           By:

   Name:

   Title: